Exhibit 99
FOR IMMEDIATE RELEASE
November 10, 2009

CONTACT:	Michael P. Dickerson Vice President of Finance and Investor Relations (859) 572-8684
GENERAL CABLE ANNOUNCES EXTENSION OF ITS
CONVERTIBLE NOTE EXCHANGE OFFER
HIGHLAND HEIGHTS, KENTUCKY, November 10, 2009 —General Cable Corporation (NYSE: BGC) announced that it has extended the expiration date of its offer to exchange its new Subordinated Convertible Notes due 2029, or the 2029 notes, for its outstanding 1.00% Senior Convertible Notes due 2012, or the 2012 notes. Pursuant to the exchange offer, the Company is offering to exchange $925 principal amount of its 2029 notes for each $1,000 principal amount of its outstanding 2012 notes, upon the terms and subject to the conditions set forth in the Company’s preliminary prospectus dated October 27, 2009 (as the same may be amended and supplemented, the “preliminary prospectus”) and the related letter of transmittal. Holders whose 2012 notes are accepted for exchange will also receive accrued and unpaid interest on such 2012 notes from the last interest payment date to, but excluding, the date on which the exchange of 2012 notes that are accepted for exchange is settled.
The exchange offer, which was scheduled to expire at midnight, New York City time, on November 24, 2009, will now expire at midnight, New York City time, on December 11, 2009, unless further extended or earlier terminated by the Company. As a result of the extension of the expiration of the exchange offer, the measuring period for determining the average VWAP pursuant to the exchange offer will commence on November 30, 2009, unless the exchange offer is further extended or earlier terminated by the Company. Except for the extension of the expiration date (and the resulting change in the measuring period for determining the average VWAP), the terms of the exchange offer remain as set forth in the preliminary prospectus and the related letter of transmittal, pursuant to which this exchange offer is being made. As of the close of business on November 9, 2009, tenders have been received with respect to approximately $500,000 in aggregate principal amount of 2012 notes.
The Company has filed a registration statement and a tender offer statement relating to the exchange offer with the SEC. The registration statement has not yet become effective and the 2029 notes may not be issued, nor may the exchange offer be consummated, prior to the time that the registration statement becomes effective.
Requests for copies of the preliminary prospectus relating to the exchange offer and the letter of transmittal should be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (800) 488-8035 (all others). For additional information, you may contact Goldman, Sachs & Co. at (877) 686-5059 (toll-free) or (212) 902-5183 (collect) or J.P. Morgan Securities Inc. at (800) 261-5767 (toll-free) or (212) 622-2781 (collect). The preliminary prospectus contained in the registration statement and related letter of transmittal will also be available free of charge at the SEC’s website at http://www.sec.gov or by contacting the Company at 4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753, Attention: Chief Financial Officer, or by telephone at (859) 572-8000.
This press release shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities, nor shall there be any exchange of the 2029 notes for 2012 notes pursuant to the exchange offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction. The exchange offer is being made solely pursuant to the preliminary prospectus and the related letter of transmittal.
Before any holder tenders 2012 notes or otherwise makes any investment decision with respect to 2012 notes or 2029 notes, the holder is urged to read the registration statement, the preliminary prospectus contained therein, the tender offer statement, and the other documents that the Company has filed with the SEC, including the documents that are incorporated by reference into the registration statement, the preliminary prospectus and the tender offer statement, for more complete and important information about the exchange offer and the Company.
The Company, headquartered in Highland Heights, Kentucky, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets.
###
Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors are more fully discussed in the Company’s Registration Statement on Form S-4 (File No. 333-162688), as filed with the SEC on October 27, 2009, as well as in its periodic reports filed with the SEC.
Release No. 0628
November 10, 2009